                                                                     EXHIBIT 5.1

                        [LETTERHEAD OF SIDLEY & AUSTIN]




                                 June 9, 1997



Peapod, Inc.
1033 University Place
Suite 375
Evanston, Illinois  60201

          Re:  Registration of 3,600,000 shares of Common
               Stock, $.01 par value, and Associated
               Preferred Stock Purchase Rights

Ladies and Gentlemen:

          We refer to the Registration Statement (Registration No. 333-24341) on Form S-1 filed on April 1, 1997 by Peapod, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), Amendment No. 1 thereto filed with the SEC on May 12, 1997, Amendment No. 2 thereto filed with the SEC on May 15, 1997 and Amendment No. 3 thereto being filed with the SEC on June 9, 1997 (such registration statement, as so amended, being hereinafter referred to as the "Registration Statement") relating to the registration of 4,140,000 shares of Common Stock, $.01 par value (the "Shares"), of the Company, together with 4,140,000 Preferred Stock Purchase Rights (the "Rights") associated therewith. The terms of the Rights are set forth in the Rights Agreement to be entered into (the "Rights Agreement") between the Company and First Chicago Trust Company of New York, as Rights Agent.

          The Shares include 3,600,000 shares (the "Company Shares") to be sold by the Company and up to 540,000 shares, some or all of which may be sold by certain selling stockholders named in the Registration Statement pursuant to an over-allotment option (the "Overallotment Shares").

          We are familiar with the proceedings to date with respect to the proposed offering and sale of the Shares, together with the associated Rights, and have examined such records,

SIDLEY & AUSTIN                                                          CHICAGO

Peapod, Inc.
June 9, 1997
Page 2

documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

          Based on the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

          2. The Company Shares will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Company Shares as contemplated by the Registration Statement; and (iii) certificates representing the Company Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor (not less than the par value thereof).

          3. The Overallotment Shares have been legally issued and are fully paid and non-assessable.

          4. The Rights associated with the Company Shares will be legally issued when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance of the Rights as contemplated by the Registration Statement;(iii) such Rights shall have been duly issued in accordance with the terms of the Rights Agreement; and (iv) the Company Shares shall have been duly issued and paid for as set forth in paragraph 2.

          5. The Rights associated with the Overallotment Shares will be legally issued when such Rights shall have been duly issued in accordance with the terms of the Rights Agreement.

          We do not find it necessary for the purpose of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares or the Rights.

          This opinion is limited to the General Corporation Law of the State of Delaware and the Securities Act.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to

SIDLEY & AUSTIN                                                          CHICAGO

Peapod, Inc.
June 9, 1997
Page 3


our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related Rules promulgated by the SEC.


                                 Very truly yours,



                                 Sidley & Austin